Exhibit 10.3

                                 PROMISSORY NOTE

$255,000.00                                                        April 8, 2004

         FOR VALUE RECEIVED the undersigned, REV'S @ 101, LLC, an Arizona limited liability company ("Maker"), hereby promises to pay to the order of OXFORD VENTURES, INC., a Nevada corporation ("Payee") in lawful money of the United States of America, the aggregate principal sum of up to Two Hundred Fifty-five Thousand and no/100 DOLLARS ($255,000.00), said principal sum having been and to be advanced from time to time by Payee to Maker upon request from Maker but in any event at the sole and absolute discretion of Payee, together with accrued interest on the unpaid balance of such principal amount from time to time outstanding from the date of advance until maturity at the rate of five percent (5%) simple interest per annum. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed. Subject to installment payments of interest due as hereinafter set forth, the principal balance and accrued interest under this Promissory Note shall become due and payable and this Note shall mature on March 8, 2009. All past due principal and interest on this Promissory Note shall bear interest from the maturity hereof until paid at the rate of eight percent (8%) per annum (the "Default Rate"). Interest only payments shall be made by Maker to Payee on or before the eighth
(8th) day of each month commencing with April 8, 2006 and continuing on the 8th of each month thereafter until maturity. Accrued interest through March 8, 2006 shall be evenly divided into thirty-six (36) equal installments and a payment of one installment (1/36th of the total accrued interest through such date) shall be paid with each monthly installment of accruing interest thereafter through maturity. The indebtedness represented by this Promissory Note may be prepaid in whole or in part at any time without notice or prepayment penalty. All payments and partial payments shall be applied first to accrued interest (in the order of maturity) and then to unpaid principal.

         All payments hereunder shall be made in readily available funds by wire transfer to an account designated, from time to time, by Payee.

         The indebtedness represented by this Promissory Note is secured by a non-recourse pledge of certain membership interests in Maker made by the principals of Maker (the "Memberships") pursuant to that certain Pledge Agreement dated of even date herewith between the principals of Maker and Payee (the "Pledge Agreement"). Notwithstanding any other provision of this Promissory Note, the Pledge Agreement or otherwise, there shall be no personal liability on the principals of Maker or on Maker's successors in title or assigns of the properties of Maker, to pay the indebtedness evidenced by this Promissory Note, or for the observance or performance of any of the covenants, conditions or agreements contained herein or in the Pledge Agreement, or in any other instrument evidencing or securing the indebtedness evidenced by this Promissory Note, or executed in connection herewith, and Payee and any subsequent holder of this Promissory Note will look solely to the Memberships and will not seek any money judgment, deficiency or otherwise, against Maker's principals or Maker's successors in title or assigns of the properties of Maker, in the event of default in the payment of the indebtedness evidenced by this Promissory Note or in the event of any default under the terms of the Pledge Agreement or any other instrument evidencing or securing the indebtedness represented by this Promissory Note, or executed in connection therewith.


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          In the event that Maker shall sell any of its properties other than in the ordinary course of business, an amount equal to the net proceeds of sale, after payment of debt secured by such assets and any operating expenses and obligations, shall be payable hereunder within 30 days after the closing of such sale. The foregoing shall not apply to a transfer to a subsidiary company.

         The following events are hereby defined for all purposes of this Promissory Note as Events of Default ("Event of Default"):

                   (a) Failure of the Maker to pay any principal or interest hereunder when and as the same shall become due and payable;

                   (b) The institution by the Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter in effect, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the institution of proceedings thereunder or the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or of any substantial part of the property of the Maker, or the making by the Maker of an assignment for the benefit of creditors, or the admission by the Maker in writing of its inability to pay its debts generally as they become due; or

                  (c) The entry of a decree or order by a court having jurisdiction for relief in respect of the Maker, or adjudging the Maker a bankrupt or insolvent, or approving as properly filed petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under Title 11 of the United States Code, as now constituted or hereafter in effect, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee (or other similar official) of the Maker or of any substantial part of the property of the Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

If one or more Events of Default shall happen and be continuing, then Payee, at its option, by notice in writing to the Maker, may declare the entire principal amount and any other sums due hereunder, if not already due and payable, to be immediately due and payable. If there shall occur an Event of Default described in paragraphs (b) or (c) above, the entire unpaid balance of the indebtedness represented by this Promissory Note, and all other sums due under this Promissory Note, shall be immediately due and payable without notice to the Maker, and shall accrue interest thereafter at an interest rate equal to the Default Rate; and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Promissory Note, the Pledge Agreement or, subject to the nonrecourse nature of the indebtedness as provided herein, under applicable law. In such case and subject to such limitations, Payee may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorney's fees for collection, together with the interest on any judgment obtained by Payee at the Default Rate, including interest at that rate from and after the date of any execution, judicial or foreclosure sale until actual payment is made to Payee of the full amount due Payee.

         No delay or omission on the part of Payee or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of Payee or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         The Maker hereby (a) waives presentment, demand, notice, protest, all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to: (i) any extension or postponement of the time of payment or any other indulgence, and (ii) any substitution, exchange or release of the Pledge Agreement; (c) agrees that if the Pledge Agreement shall be found to be unenforceable in full or to any extent, or if Payee or any other party shall fail to protect the proceeds provided by such Pledge Agreement, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other proceeds under the Pledge Agreement for any obligations evidenced hereby or thereby; (d) waives trial by jury, and (e) consents to all of the terms and conditions contained in this Promissory Note and the Pledge Agreement and any other instruments now or hereafter executed by Maker evidencing or governing all or any portion of the pledge of the Memberships as security for this Promissory Note.

         Notwithstanding any provision contained in this Promissory Note or the Pledge Agreement, or any other document or other instrument or agreement now or hereafter executed in connection with this Promissory Note, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this loan transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom.

         Any notices given with respect to this Promissory Note shall be given in the manner provided for in the Pledge Agreement.

         THIS PROMISSORY NOTE AND THE OBLIGATIONS OF THE MAKER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ARIZONA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE MAKER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS PROMISSORY NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF ARIZONA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE MAKER BY CERTIFIED OR REGISTERED MAIL AT THE ADDRESS SPECIFIED IN THE PLEDGE AGREEMENT. THE MAKER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Promissory Note effective as of the day and year first above written.


                               MAKER:
                               REV'S @ 101, LLC


                               By: /s/ Erin Hicks
                                   ----------------------------------
                                   Erin Hicks, Member